Exhibit 99.1

Neuronetics Appoints Nir Naor Chief Financial Officer; Announces Additional Management Changes

•	Nir Naor appointed Chief Financial Officer effective July 23, 2026, bringing more than 20 years of finance and life sciences experience

•	Cory Anderson promoted to Executive Vice President and General Manager, Greenbrook effective July 1, 2026

•	Andrew Macan to step down as Executive Vice President, Chief Legal Officer & Corporate Secretary, effective August 15, 2026

MALVERN, Pa., July 20, 2026 (GLOBE NEWSWIRE) -- Neuronetics, Inc. (NASDAQ: STIM), a leader in interventional mental health that combines its NeuroStar® TMS technology with direct patient care through the Greenbrook network of interventional psychiatry clinics, today announced that Nir Naor will be appointed Chief Financial Officer effective July 23, 2026.

“Nir is a proven leader who brings the financial discipline and rigor our strategy demands,” said Dan Reuvers, President and Chief Executive Officer of Neuronetics. “Across medical device and care-delivery models, he has consistently delivered profitable revenue growth and healthy cash flow while building high-performing teams and sharpening capital allocation. He is the ideal person to help us execute our strategy, expand access to our therapies, and improve the lives of the patients we serve.”

Naor brings more than 20 years of finance and life sciences experience. Most recently, he served as Chief Financial Officer of Axogen (NASDAQ: AXGN), a surgical solutions leader in peripheral nerve repair, where he helped the company achieve profitability and cash flow positivity within one year, contributing to the tripling of its market capitalization. Previously, he served as CFO of specialty pharmaceutical company Arbor Pharmaceuticals, where he led its sale to Azurity Pharmaceuticals, and as CFO of the U.S./Americas business of global medtech company Mölnlycke. Earlier in his career, he held senior finance leadership roles at UCB and AstraZeneca across the U.S. and Europe, after serving as an investment banker, working as an auditor with KPMG, and practicing commercial law. Naor is also a CFA® charterholder and has served as board member and advisor to emerging life sciences companies.

“Neuronetics stands at the forefront of neurohealth and operates a national network of clinics with significant potential”, said Naor. “The opportunity ahead is meaningful, and I am eager to work alongside Dan and the organization to strengthen the company’s balance sheet, drive greater operating leverage, and convert the business’s momentum into durable margins and attractive returns for shareholders. I look forward to helping unlock the full value of this platform.”

In connection with his employment, Naor will receive an inducement grant of 500,000 restricted stock units, with such units vesting in substantially equal installments on the first, second, third, and fourth anniversary of Naor’s start date, in all cases subject to Naor’s continued employment with the Company on each such vesting date, and in all cases subject to the terms of the company’s 2020 Inducement Incentive Plan. In accordance with NASDAQ Listing Rule 5635(c)(4), the grant was approved by the Compensation Committee of the company’s Board of Directors and was made as a material inducement to Naor’s employment with the company.

Also, in a Form 8-K filed with the U.S. Securities and Exchange Commission on June 23, 2026, the Company announced that Cory Anderson would be promoted to Executive Vice President and General Manager, Greenbrook effective July 1, 2026, reflecting the growth of the Greenbrook business and his expanded leadership responsibilities. Anderson has served at Neuronetics for more than five years, most recently as Senior Vice President, Chief Technology Officer and, before that, Senior Vice President, R&D and Clinical. He has over 20 years of medical technology experience with deep executive leadership across medical device companies. Before joining Neuronetics, he served as Vice President, Business Development and Marketing at Sebacia, and earlier held roles at The Innovation Factory and Accuitive Medical Ventures.

Reuvers stated, “Cory’s deep knowledge of interventional psychiatry and focus on operational excellence make him the ideal leader to continue advancing our clinic strategy and expanding access to patient care.”

Separately, Andrew Macan, Executive Vice President, Chief Legal Officer and Corporate Secretary, will step down effective August 15, 2026.

“Andy has been an integral part of the Neuronetics’ journey for many years. I have appreciated his help as I assumed leadership of the company and wish him well in his next endeavor,” said Reuvers.

About Neuronetics

Neuronetics, Inc. is a leader in interventional mental health, combining innovative treatment technologies with direct patient care. Through its NeuroStar® Advanced Therapy system, the company is a leading provider of transcranial magnetic stimulation (TMS) treatment and, through Greenbrook, operates one of the largest interventional psychiatry clinic networks in the United States, offering both TMS and SPRAVATO® therapies. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults and is backed by what we believe is the largest clinical data set of any TMS treatment system for depression. Greenbrook treatment centers also offer SPRAVATO® (esketamine) Nasal Spray, a prescription medicine indicated for the treatment of treatment-resistant depression (TRD) in adults as monotherapy or in conjunction with an oral antidepressant. It is also indicated for depressive symptoms in adults with MDD with acute suicidal ideation or behavior in conjunction with an oral antidepressant.1

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2026, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility; our self-sustainability and existing cash balance; and our ability to achieve positive cash flows. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, as may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

References

[1]

The effectiveness of SPRAVATO® in preventing suicide or in reducing suicidal ideation or behavior has not been demonstrated. Use of SPRAVATO® does not preclude the need for hospitalization if clinically warranted, even if patients experience improvement after an initial dose of SPRAVATO®. For more important safety information about SPRAVATO®, please visit spravatohcp.com.